UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

National Atlantic Holdings Corporation
(Exact name of registrant as specified in its charter)

New Jersey	000-51127	223316586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Paragon Way Freehold, New Jersey 07728
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (732) 665-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2008, pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of March 13, 2008 and subsequently amended and restated, among Palisades Safety and Insurance Association, an insurance exchange organized under NJSA 17:50-1 et seq. ("Palisades"), Apollo Holdings, Inc., a New Jersey corporation wholly owned by Palisades (the "Merger Sub"), and National Atlantic Holdings Corporation, a New Jersey corporation (the "Company"), the Merger Sub merged with and into the Company with the Company continuing as the surviving entity (the "Merger").  In connection with the Merger, each outstanding share of the Company's common stock, no par value (each, a "Share" and together, the "Shares") was converted into the right to receive $6.25 in cash, without interest.  Immediately following the Merger, the Company became a wholly-owned subsidiary of Palisades.  Pursuant to the laws of the State of New Jersey and the Company's certificate of incorporation, the Merger Agreement was adopted by the affirmative vote of a majority of the votes cast by holders of Shares of Company common stock at a special meeting of the Company’s shareholders held on June 23, 2008.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) dated March 13, 2008, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company has notified the Nasdaq Global Market (“Nasdaq”) on July 31, 2008 that each outstanding Share was converted in the Merger into the right to receive $6.25 in cash, without interest, and requested that the Nasdaq file a Form 25 with the Commission to strike Shares from listing thereon and registration under the Securities Exchange Act of 1934, as amended. In addition, the Company will be filing with the Commission a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act.  In connection with the completion of the Merger, trading of the Shares on Nasdaq ceased before the opening of trading on August 1, 2008.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding Share was converted in the Merger into the right to receive $6.25 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.01.	Change in Control of Registrant.

As a result of the Merger, the Company became a direct wholly owned subsidiary of Palisades. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Merger Agreement, upon completion of the Merger, Candace L. Straight, Martin Krupnick, Thomas M. Mulhare, Peter A. Cappello, Jr., Neal Golding, James V. Gorman, Thomas J. Sharkey, Sr., and Steven V. Stallone, being all of the Company's members of the Board of Directors ceased to be directors of the Company.

Also as contemplated by the Merger Agreement, upon completion of the Merger, James V. Gorman, Bruce C. Bassman, Frank J. Prudente, John E. Scanlan, and Douglas A. Wheeler ceased to be officers of the Company.

The officers of the Company immediately following completion of the Merger are:

Gerald Wilson	Chairman
Edward Fernandez	President and Chief Executive Officer
Carroll Foley	Treasurer and Vice President, Finance
Carl Peterson	Secretary and Chief Legal Officer

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time is the Certificate of Incorporation of the Surviving Corporation.  The Bylaws of Merger Sub as in effect immediately prior to the Effective Time are the Bylaws of the Surviving Corporation.

Item 8.01	Other Events.

On July 31, 2008 the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of March 13, 2008, by and among Palisades Safety and Insurance Association, a New Jersey insurance exchange, Apollo Holdings, Inc., a New Jersey corporation, and National Atlantic Holdings Corporation, a New Jersey corporation.* (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated March 13, 2008 and incorporated herein by reference)

99.1	Press Release dated July 31, 2008

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ATLANTIC HOLDINGS CORPORATION

Date: July 31, 2008	By:	/s/ Douglas A. Wheeler
Douglas A. Wheeler
General Counsel and Secretary